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                         Consent of Independent Auditors

We consent to the reference to our firm under the captions "Financial Statements" in the Prospectus and "Experts" in Part B and to the use of our reports dated March 13, 2002 with respect to the financial statements of EquiTrust Life Annuity Account and February 5, 2002 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 7 to the Registration Statement (Form N-4 No. 333-46597) and related Prospectus of EquiTrust Life Annuity Account dated May 1, 2002.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2002